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                                                                   EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY




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NAME:                                 JURISDICTION OF FORMATION    DOING BUSINESS AS:
----------------------------------   ---------------------------   -----------------------
Panavision International, L.P.       Delaware                      Panavision;
                                                                   Panavision Florida;
                                                                   Panavision Hollywood;
                                                                   Panavision Wilmington;
                                                                   Lee Filters
Panavision Remote Systems Inc.       California
Keepco I, Inc.                       Delaware
Keepco II, Inc.                      Delaware
Panavision U.K. Holdings, Inc.       Delaware
Victor Duncan, Inc.                  Michigan                      Panavision Chicago;
                                                                   Panavision Dallas
Panavision (1998) Limited            New Zealand
Panavision Europe Limited            United Kingdom                Panavision U.K.;
                                                                   Panavision Ireland;
                                                                   Panavision France;
                                                                   Panavision Alga;
                                                                   Panavision Australia;
                                                                   Lee Filters
Panavision Canada Holdings, Inc.     Ontario, Canada
Panavision New Zealand Limited       New Zealand
Lee Filters Limited                  United Kingdom
Camera Bellows Limited               United Kingdom
Panavision Poland Ltd.               United Kingdom
Joe Dunton Cameras Limited           United Kingdom
Lee Lighting Ltd.                    United Kingdom                Lee Lighting
Panavision (Canada) Corporation      Ontario, Canada               Panavision Canada

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